UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2018

WESTWATER RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0518

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2018, Westwater Resources, Inc., a Delaware corporation (the “Company”), received notice that the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) has granted the Company an additional 180 days to regain compliance with Nasdaq’s $1.00 per share minimum bid price requirement under Nasdaq Marketplace Listing Rule 5810(c)(3)(A), which will end on March 11, 2019. Previously, on March 13, 2018, Nasdaq notified the Company that it did not meet the minimum bid price requirement required for continued listing on The Nasdaq Capital Market, and the Company was given until September 10, 2018 to achieve compliance.

This second notice has no immediate effect on the Company’s Nasdaq listing and the Company’s shares will continue to trade under the symbol “WWR,” subject to the Company regaining compliance as discussed below.

The Company will regain compliance with the minimum bid requirement if at any time before March 11, 2019 the bid price for the Company’s common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.  If the Company fails to regain compliance on or prior to March 11, 2019, the Company’s stock will be subject to delisting by Nasdaq, unless the Company timely requests a hearing before a Nasdaq Hearings Panel. The request for a hearing will stay any suspension or delisting action pending the issuance of the decision of the Nasdaq Hearings Panel following the hearing and the expiration of any additional extension granted by the Nasdaq Hearings Panel.

The Company intends to actively monitor the bid price of its common stock and will consider available options to regain compliance with the listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2018

WESTWATER RESOURCES, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President—Finance and Chief Financial Officer